Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Angeion Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 27, 2012, with respect to the consolidated balance sheets of Angeion Corporation and subsidiaries as of October 31, 2011 and 2010, and the related consolidated statements of operations, cash flows, and shareholders' equity and comprehensive loss for the years then ended, incorporated herein by reference.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

June 4, 2012